EXHIBIT 10.37

Title Page

Firm-Fixed-Price Subcontract

Subcontract between	Subcontract No. 65096QDM5S

Northrop Grumman Space Technology One Space Park	Sales No. 1E163

Redondo Beach, CA 90278	Prime Contract No. F04701-02-C-0502

And	Higher-Tier Subcontract No. N/A

Maxwell Technologies, Inc. 9244 Balboa Avenue San Diego, CA 92133	Priority Rating DX-A2

Security Classification Unclassified

Subcontract Title	Discount Terms Net 30 days

Single Board Computer	☒ Resale Tax Permit # SR OHA 30-634362

☐ Not for Resale

Quality Document 1991 Q Clauses Q1, Q36A, Q49

Subcontract Administrator	Type of Inspection:	Buyer	Govt

M. Holguin		☒ Source	☐ Source

Mail Station R10/2327C		☒ Receipt	☐ Other

This SUBCONTRACT is entered into as of 04 February 2005, between Northrop Grumman Space & Mission Systems Corp., an Ohio corporation, by and through Space Technology sector, with an office at One Space Park, Redondo Beach, California 90278 (hereinafter also called “the Buyer”) and Maxwell Technologies, Inc., a Delaware corporation, with an office at 9244 Balboa Avenue, San Diego, California 92133 (hereinafter also called “the Seller”, “the Contractor”, or “the Subcontractor”).

In consideration of the mutual promises, covenants, and agreements herein set forth, the parties agree that the Seller shall furnish and deliver to the Buyer all the supplies and perform all the services set forth in this Subcontract, for the consideration stated herein.

The rights and obligations of the parties to this Subcontract shall be subject to, and governed by, the Schedule, the Subcontract clauses of Systems 3392, and other documents or specifications attached hereto or referenced herein.

This Subcontract sets forth the entire agreement and supersedes any and all prior agreements of the parties, whether written or oral, concerning the subject matter hereof.

Note: Article XXV hereof contains information concerning seller’s obligations with regard to prohibited materials in products to be delivered hereunder.

This Subcontract shall not be varied or changed in its terms or conditions by any oral agreement or representation, or otherwise than by an instrument in writing of even or subsequent date thereto, properly executed.

The subcontract title used hereinabove and the article titles used hereinbelow are for convenience only and shall in no way be construed as an indication of meaning for interpretive purposes.

Subcontract No. 65096QDM5S

Schedule

Applicability	Article No.	Article Title
☒	I	Scope of Work
☒	II	Period of Performance
☒	III	Place of Performance, Inspection and Acceptance
☒	IV	Packaging, Packing, FOB Point, and Shipping
☒	V	Type of Subcontract
☒	VI	Key Personnel
☒	VII	Subcontract Reports
☒	VIII	Consideration and Payment
☒	IX	Funds Allocated to Subcontract
☒	X	Priority Rating
☒	XI	Notice of Delay
☒	XII	Termination for Convenience
☒	XIII	Buyer Itinerant or Resident Representatives and Government Visits
☒	XIV	Invoicing
☒	XV	Exercise of Options
☒	XVI	Subcontract Management
☒	XVII	Release of News Information
☒	XVIII	Representations, Certifications, and Other Statements
☒	XIX	Subcontract Cost Accounting Standards
☐	XX	Reserved
☒	XXI	Submission of Notice, Consent, Demand, or Request
☐	XXII	Reserved
☒	XXIII	Not-to-Exceed Agreement
☐	XXIV	Reserved
☒	XXV	Prohibited Materials
☒	XXVI	Subcontract Content and Order of Precedence

Article I—Scope of Work

A. The Seller, as an independent contractor and not as an agent of the Buyer, shall, in conformance with the terms and conditions more particularly set forth herein, provide the necessary personnel, material, and facilities and do all things necessary or incidental to accomplish the effort set forth in the Statement of Work identified and made a part of this Subcontract under Article No. XXVI hereof.

B. The Buyer was issued the prime contract or higher-tier subcontract identified on the title page of this Subcontract (hereinbelow called the aforementioned contract). The Seller’s supplies and services deliverable under this Subcontract will be utilized by the Buyer as part of the basis on which the Buyer intends to fulfill its obligations under the aforementioned contract.

The Buyer is relying on the Seller’s agreement as set forth in this Subcontract and on the Seller’s performance of same by timely delivery or performance and may be unable to fulfill its obligations under the aforementioned contract if the Seller should fail to do so.

2

Subcontract No. 65096QDM5S

Article II—Period of Performance

The Seller shall perform the work under this Subcontract during the period 04 February 2005 to 31 August 2007 and shall deliver the required supplies or any services in accordance with the delivery schedule set forth in the Statement of Work or elsewhere within this Subcontract. Time is of the essence in the Seller’s performance of this Subcontract.

Article III—Place of Performance, Inspection, and Acceptance

A. The Seller shall perform the work under this Subcontract at 9244 Balboa Avenue, San Diego California or at such other substitute or supplemental locations as may be agreed to in writing by the parties.

B. Final inspection and the Buyer’s acceptance of all supplies and services and other effort described herein as deliverable shall be made at Buyer’s facility in Redondo Beach, California.

Article IV—Packaging, Packing, FOB Point, and Shipping

A. The supplies to be delivered hereunder are to be packaged and packed in accordance with the Statement of Work.

B. The supplies to be delivered hereunder are to be shipped FOB Destination in accordance with the following:

NGST, One Space Park, Redondo Beach, CA 90278

Article V—Type of Subcontract

The subcontract work is to be performed on a firm-fixed-price (FFP) (FAR 16.202) basis (except to any extent that may be otherwise expressly provided for herein).

Article VI—Key Personnel

The Seller’s employees identified below are key personnel, important to the successful performance of the work under this Subcontract. The Seller agrees to assign these employees to the performance of the work. Whenever, for any reason, one or more of these employees becomes unavailable for assignment for work under this Subcontract, the Seller shall replace each such employee with a person of comparable ability as acceptable to the Buyer. The Seller shall inform the Buyer in advance, in writing, whenever such an employee change becomes necessary.

Robert Hillman – Electrical Engineer

Mark Conrad – Software Engineer

Janet Patterson – Mechanical Engineer Manager

Article VII—Subcontract Reports

The Seller shall furnish reports, data, and other documentation as identified in the Statement of Work.

Article VIII—Consideration and Payment

A.	The Buyer shall, upon submission of proper invoices or vouchers and subject to any funding limitation, withholding, set-off, or adjustment provisions contained herein, pay the Seller a firm-fixed-price of Five Million Nine Hundred Fourteen Thousand Seven Hundred Ninety-Four Dollars and no Cents ($5,914,729.00) as full and complete consideration for the satisfactory performance of all the requirements of this Subcontract designated as falling under that type of subcontract. If this Subcontract provides separate line item prices and payments shall be made following delivery of such lines items. In computing any discount time, such time shall commerce upon the Buyer’s receipt of a proper invoice or voucher and receipt of the items delivered.

Subcontract No. 65096QDM5S

SLIN 001- Basic (Flight 1 and 2)

Milestone Item	Description	Quantity	Milestone Payment	Funded	Milestone Date	Completion Criteria
01	Initial Contract Review & Program Management Months February & March ‘05	1	$600,000.00	$600,000.00	03/21/05	Completion of ICR & Buyer approved Action Item Closure
02	Program Management Months April & May ‘05	1	$100,000.00	$100,000.00	05/16/05	PMR Report Submittal
03	Breadboard Delivery, PDR, & Program Management Months June & July ‘05	2	$600,000.00	$200,000.00	06/24/05	Delivery of Hardware & End Item Data Package (EIDP), and Completion of PDR & Buyer approved Action Item Closure
04	Program Management Months August & September ‘05	1	$100,000.00		09/15/05	PMR Report Submittal
05	Program Management Months October & November ‘05	1	$100,000.00		11/15/05	PMR Report Submittal
06	Program Management Months December ‘05 & January ‘06	1	$100,000.00		01/16/06	PMR Report Submittal
07	Program Management Months February & March ‘06	1	$100,000.00		03/31/06	PMR Report Submittal
08	Program Management Months April & May ‘06	1	$100,000.00		05/15/06	PMR Report Submittal

Subcontract No. 65096QDM5S

Milestone Item	Description	Quantity	Milestone Payment	Funded	Milestone Date	Completion Criteria
09	Engineering Qualification Model Program Management Months June & July ‘06	1	$600,000.00		07/19/06	Delivery of Hardware & End Item Data Package (EIDP)
10	Engineering Model Delivery	6	$499,980.00		08/28/06	Delivery of Hardware & End Item Data Package (EIDP)
11	Critical Design Review & Manufacturing Readiness Review & Program Management Months August & September ‘06	1	$600,000.00		09/15/06	Completion of CDR/MRR & Buyer approved Action Item Closure
12	Program Management Months October & November ‘06	1	$100,000.00		11/15/06	PMR Report Submittal
13	Program Management Months December ‘06 & January ‘07	1	$100,000.00		01/15/07	PMR Report Submittal
14	Program Management Months February & March ‘07	1	$100,000.00		03/15/07	PMR Report Submittal
15	Flight I Units & Program Management Months April & May ‘07	7	$999,990.00		04/02/07	Delivery of Hardware & End Item Data Package (EIDP)
16	Flight 2 Units and Spares & Program Management Months June & July ‘07	7	$999,990.00		07/02/07	Delivery of Hardware & End Item Data Package (EIDP)
17	Subcontract Closeout – August ‘07	1	$114,769.00		08/31/07	Delivery and Buyer approval of closeout documentation per SOW SDRL

Subcontract No. 65096QDM5S

SLIN 002 - Flight 3 Option

Option may be exercised on or before 01 December 2009

Line Item	Description	Quantity	Payment	Delivery Date	Completion Criteria	Subcontract Type
17	Flight 3 Units	8	$2,216,712.00	30 June 2011	Delivery of Hardware & End Item Data Package (EIDP)	FFP

SLIN 003 - Flight 4 Option

Option may be exercised on or before 01 December 2010

Line Item	Description	Quantity	Payment	Delivery Date	Completion Criteria	Subcontract Type
18	Flight 4 Units	6	$1,684,440.00	30 June 2012	Delivery of Hardware & End Item Data Package (EIDP)	FFP

SLIN 004 - Flight 5 Option

Option may be exercised on or before 01 December 2010

Line Item	Description	Quantity	Payment	Delivery Date	Completion Criteria	Subcontract Type
19	Flight 5 Units	6	$1,684,440.00	30 June 2012	Delivery of Hardware & End Item Data Package (EIDP)	FFP

SLIN 005 - Flight 6 Option

Option may be exercised on or before 01 December 2011

Line Item	Description	Quantity	Payment	Delivery Date	Completion Criteria	Subcontract Type
20	Flight 6 Units	8	$2,275,536.00	30 June 2013	Delivery of Hardware & End Item Data Package (EIDP)	FFP

Article IX—Funds Allocated to Subcontract

A. Pursuant to the Limitation of Government’s Obligation clause of Systems 3392, hereby identified as applicable to all Line Item(s), of this Subcontract, the total sum available for payment and allotted to this Subcontract is $900,000.00. It is contemplated that such sum will cover the work to be performed through 24 June 2005.

Subcontract No. 65096QDM5S

Article X—Priority Rating

This is a rated order certified for national defense use, and the Contractor [Seller] shall follow all the requirements of the Defense Priorities and Allocation System Regulation (15 CFR Part 700). See the title page hereof.

Article XI—Notice of Delay

In addition to its obligations under the Notice to the Government of Labor Disputes clause hereof, whenever any other actual or potential event is delaying or threatening to delay performance of the services under this Subcontract, the Seller shall give the Buyer timely written notice thereof.

Article XII— Termination for Convenience

The performance of work under this order may be terminated in whole or in part if, for the convenience of the Buyer. Under such condition, Buyer will give written termination notice to Seller. Buyer shall pay Seller an amount computed in accordance with FAR Clause 52.249-2.

Article XIII—Buyer Itinerant or Resident Representatives and Government Visits

A. The Buyer shall have the right to assign representatives on an itinerant or resident basis at the Seller’s facilities, or those of lower-tier subcontractors or vendors, for the purpose of maintaining surveillance activities, including the right to witness any or all tests performed as part of the requirements of this Subcontract. The Seller shall provide the Buyer’s representatives with reasonable facilities and equipment, and reasonable access to all areas essential to the proper conduct of the aforementioned activity, throughout all phases of any engineering, manufacturing, testing, packaging, and shipping. In addition, the Seller shall make available to the Buyer’s representatives pertinent planning, status, and forecast information, and such other technical and management reporting information as may be necessary for the Buyer’s representatives to carry out their responsibilities.

B. The Seller agrees, upon request of the Buyer, to allow the U.S. Government contracting officer under the prime contract or his/her authorized representatives, to visit the Seller’s facilities to review progress and witness testing pertaining to the requirements of this Subcontract. The Seller shall furnish the contracting officer and his/her representatives all reasonable facilities and assistance for the safe and convenient performance of the actions described.

C. The Seller shall insert, and require its subcontractors and vendors to insert, the substance of this article, including this paragraph, in each lower-tier subcontract hereunder.

Article XIV—Invoicing

A. Invoices shall include the following information:

•	Subcontract number

•	Buyer name

•	Subcontractor name

•	Subcontractor remittance address

•	Invoice number (designated by the subcontractor)

•	Invoice date of issuance

•	Total amount claimed for payment

•	Subcontract line items against which payments is claimed along with the claim amount by the line item

Subcontract No. 65096QDM5S

B. Original invoices (or vouchers) for payments hereunder shall be submitted in either one of two ways:

1.	By Email

Via PDF Format to sas-ap-sub@ngc.com with a copy to maria.holguin@ngc.com

2.	By Mail

Northrop Grumman Space Technology, Accounts Payable
P.O. Box 922
El Segundo, CA 90245

C. Copy of invoices (or vouchers) shall be submitted either by mail (or fax), or by e-mail to the following address:

NGST
One Space Park
Redondo Beach, CA 90278
Attn: Maria Holguin (R10/2327C)

maria.holguin@ngc.com

Article XV—Exercise of Options

The Seller shall perform and deliver to the Buyer the additional work specified in Article I and identified as Options, if Buyer elects at its sole discretion to exercise such option(s) by written notice to Seller on or before the option date specified for each option. The Contract Price for such Work shall be as specified in Article VIII, which amount shall be paid as provided in Article VIII.

The Buyer reserves the right to exercise any option as a separate subcontract at the time of exercise. In such case, the appropriate terms and conditions of this subcontract will be included in the new subcontract. The Buyer intends to use the terms and conditions as written in this Subcontract.

Article XVI—Subcontract Management

A. The Buyer’s subcontract manager for this Subcontract is designated on the title page hereof. The Buyer may, by written notice to the Seller, change such subcontract manager designation at any time.

B. No change notice, order, direction, authorization, notification, nor request (hereinafter collectively called a “change request” for brevity) of the Buyer shall (1) be binding upon either the Seller or the Buyer nor (2) serve as the basis of any Seller claim for any Buyer change or waiver relating to the Subcontract clauses, Statement of Work or specification(s), delivery schedule, or any other provision of this Subcontract (hereinafter collectively called “Subcontract terms and conditions” for brevity), unless such change request was issued in writing or confirmed in writing by the Buyer’s subcontract manager.

C. The Seller shall immediately notify the Buyer’s subcontract manager in writing whenever it is perceived that such a change request (1) has been received by the Seller other than in writing by the Buyer’s subcontract manager and (2) constitutes a change or waiver relating to certain Subcontract terms and conditions, so that the Buyer’s subcontract manager may promptly respond in writing to confirm, countermand, or deny such perceived change request.

D. The Buyer’s subcontract manager may designate authorized representatives and specify the extent of their authority, by providing a written document to the Seller. Individuals may be so designated as technical representatives, to oversee technical aspects of the Subcontract work. No such authorized representative, including any technical representative, shall be authorized to issue any binding change request causing any Buyer change or waiver relating to any Subcontract terms and conditions.

Subcontract No. 65096QDM5S

E. Any and each person identified below by name or by virtue of occupying a position shown is hereby designated as an alternate Buyer’s subcontract manager for this Subcontract, and is authorized to perform the same functions and with the same extent of authority as the primary Buyer’s subcontract manager identified hereinabove.

1. Paul Nakamoto – Subcontract Manager

Article XVII—Release of News Information

No news release, including photographs and films, public announcements, or confirmation of same, on any part of the subject matter of this Subcontract or any phase of any program hereunder, shall be made without the prior written consent of the Buyer.

Article XVIII—Representations, Certifications, and Other Statements

All written representations, certifications, and other statements that the Seller has submitted to the Buyer in connection with the award of this Subcontract are hereby incorporated herein and made a part hereof by this reference, and such have been relied upon by the Buyer in issuing this Subcontract. The Seller agrees to advise the Buyer promptly in writing should there be any change in the Seller’s status with respect thereto.

Article XIX—Subcontract Cost Accounting Standards

A. This Subcontract is ☐ is not ☒ subject to the Cost Accounting Standards clause hereof. If clause is indicated to be applicable, date thereof is ☐ Aug 1992 ☐ Sep 1987 ☐ Other

B. This Subcontract is ☐ is not ☒ subject to the Disclosure and Consistency of Cost clause hereof. If clause is indicated to be applicable, date thereof is ☐ Nov 1993 ☐ Aug 1992 ☐ Sep 1987 ☐ Other

C. If this Subcontract is indicated above to be subject to either the Cost Accounting Standards clause or the Disclosure and Consistency of Cost Accounting Practices clause:

1.	The corresponding Administration of Cost Accounting Standards clause hereof also applies. If clause is indicated to be applicable, date thereof is ☐ Dec 1994 ☐ Aug 1992 ☐ Sep 1987 ☐ Other

2.	The Seller shall comply with all applicable standards in effect on the date of final agreement on the subcontract price as shown in the Seller’s signed certificate of cost and pricing data or on the date of award of this Subcontract, whichever is earlier, except where the Seller has been granted written authorization for deviation.

3.	Award of this Subcontract does not constitute a determination that the Seller’s disclosed and applied accounting practices used in pricing this Subcontract are in compliance with the Cost Accounting Standards (CAS). The Buyer retains the right to adjust the subcontract price per the CAS clauses, and other applicable provisions of this Subcontract, if a subsequent final determination of noncompliance is made by the contracting officer under the prime contract from which this Subcontract stems.

Article XX—Reserved

Article XXI—Submission of Notice, Consent, Demand, or Request

Any notice, consent, demand, or request required or permitted by this Subcontract shall be in writing and shall be deemed to have been sufficiently given when personally delivered or deposited in the United States mail, postage prepaid, addressed as follows:

If to Buyer	If to Seller

Northrop Grumman Space & Mission Systems Corp.	Maxwell Technologies, Inc.
One Space Park Redondo Beach, CA 90278	9244 Balboa Avenue San Diego, CA 92123
Attention: M. Holguin (R10/2327C)	Attention B. Eichler

Subcontract No. 65096QDM5S

Article XXII—Reserved

Article XXIII—Not-To-Exceed Agreement

Prior to the issuance of a change notice under this Subcontract pursuant to the Changes clause hereof, and upon any properly detailed written request by the Buyer, the Seller shall provide the Buyer a written proposal as to the maximum adjustment to be made in the Subcontract price, and in the delivery schedule (or time of performance), by reason of the proposed change. The Buyer may also solicit such proposal on limitations on the adjustments to any other provisions of the Subcontract which may be subject to equitable adjustment by reason of the proposed change. Any such written proposal that is agreed to by the Buyer shall then be cited in the change notice and, upon issuance of the change notice, shall be a binding part of this Subcontract. In no event shall the definitive equitable adjustment exceed nor otherwise be inconsistent with any adjustment limitations so established. Except with respect to such adjustment limitations, nothing contained in this article shall affect the rights of the parties regarding equitable adjustment by reason of such change notice.

Article XXIV—Reserved

Article XXV—Prohibited Materials

Seller acknowledges that Seller has read and understood the Prohibited Materials Certification (SYSTEMS 8130). In addition to the certifications contained in the Prohibited Materials Certification, Seller further covenants to take all steps necessary to ensure that no products delivered hereunder will contain any prohibited materials in accordance with the applicable Program Parts Material and Processes Plan or Mission Assurance Requirement document or their equivalent identified in the Statement of Work. Seller agrees that this covenant goes to the essence of this contract and any breach of this covenant or the Prohibited Materials Certification is grounds for termination for default. To the extent that any products delivered by Seller hereunder contain any of the Prohibited Materials, notwithstanding any other provision herein (or any attachment hereto) to the contrary except the Prohibited Materials Certification itself, Seller agrees to indemnify and hold harmless Buyer, Buyer’s customer and their respective affiliates, employees, officers, directors and agents from any internal and external cost, claim, damage, loss or other expense or liability whatsoever (including without limitation all in-house and outside attorneys’ costs, fees and expenses) (collectively, “Costs”) resulting from Seller’s delivery of products hereunder containing any of the Prohibited Materials. Seller acknowledges that such Costs may include, without limitation, (i) any penalties, loss of fee or additional costs that Buyer suffer as a result of (a) the inclusion of Prohibited Materials in Seller’s products or (b) the delay caused by Buyer remediating such Prohibited Materials, (ii) Buyer’s internal costs incurred in testing components to determine if Prohibited Materials were included in Seller’s products, in disassembling any component that includes Seller’s product containing Prohibited Materials and in reassembling and retesting the remediated component and (iii) any excess reprocurement costs to replace Seller’s product that includes any Prohibited Material. To the extent that any of Seller’s products delivered hereunder contains a Prohibited Materials, Buyer may deem all of Seller’s products to be suspect and all costs incurred in testing, disassembling, reassembling and retesting such products, even if they are ultimately determined not to contain Prohibited Materials, shall be deemed Costs and subject to reimbursement herein. Seller agrees that Seller shall be fully responsible for all such Costs even if Seller is unaware of the existence of any of the Prohibited Materials in its products. To the extent that Buyer incurs any costs or expenses (including without limitation all in-house and outside attorneys’ costs, fees and expenses) in obtaining reimbursement of any of the Costs, such costs and expenses shall be considered Costs and shall similarly be reimbursed by Seller.

Subcontract No. 65096QDM5S

Seller Acknowledgment of Article XXV:

Seller agrees that, notwithstanding any provision herein (or in any attachment hereto) to the contrary, the Costs for which Seller is responsible shall not be limited by any limitation of liability or cap on damages. Further, Seller agrees that any waiver of consequential, indirect, special, punitive, incidental or similar damages contained elsewhere in this contract or any attachment hereto shall not apply to Costs incurred pursuant to this Article XXV.

Article XXVI—Subcontract Content and Order of Precedence

This Subcontract consists of the physically incorporated documents identitied below, and additionally such documents as have been incorporated into this Subcontract by reference thereunder. Any inconsistency among such physically incorporated documents, including the documents which they individually incorporate by reference, shall be resolved by giving precedence per the ordering thereof below (except that any Contract Security Classification Specification [DD Form 254] shall be given precedence over all other such documents).

1.	Title Page, consisting of one page.

2.	Schedule, consisting of 10 pages.

3.	Signature Page, consisting of one page.

4.	NPOESS Special and Additional Clauses, dated 05 January 2005.

5.	Systems 3392, Subcontract Clauses—Fixed-Price Subcontract for Supplies, Research and Development, and Services, Rev. 02-03.

6.	Systems 1C, Patent and Data Rights Clauses—Subcontracts and Purchase Orders, Rev. 02-03, the applicable clauses of which are identified as follows (subject to any scoping provisions):

PR-01F	PR-02F	PR-12F	DR-13D	DR-13DI	DR-14D
DR-16D	DR-19D	DR-25D	DR-30D	DR-36D	DR-37D

a. In addition, 5352.227-9000, 5352.227.9002, and Maxwell’s Identification and Assertion of Restrictions on the Government’s Use, Release, or Disclosure of Computer Software and Technical Date are applicable.

7.	Systems 1992, Supplemental Clauses—Purchase Orders/Subcontracts, Rev. 02-03, the applicable clauses of which are identified as follows:

106	109

8.	Quality document 1991, Q Clauses, Procurement Quality Requirements, Rev. 02-04, the applicable clauses of which are identified on the title page of this Subcontract.

9.	Statement of Work No. NP-EMD.04.K251.001 Rev. A, dated 27 January 2005.

10.	Single Board Computer EQ Specification No. EQ4-5956 as modified by Attachment 1 “EQ-Spec No. EQ4-5956 Amendments”, dated 26 January 2005.

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Subcontract to be effective as of the day and year first above written.

Seller		Buyer

Space Technology sector
Name		Northrop Grumman Space & Mission Systems Corp.

By:		By
	Richard D. Balanson		Maria Holguin Date

Title:	President and Chief Executive Officer	Title:	Sr. Subcontract Administrator

By
Edward H. Mitchell Date

		Title:	NPOESS Program Subcontract Manager